CONSULTING AGREEMENT

As a condition of Richard Kent Riddle (“Contracted Consultant”) being retained as a Contracted Consultant (or Contracted Consultant’s consulting relationship being continued) by Life Care Medical Devices Limited (LCMD) a Hong Kong private limited company, with any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”, Corporation”, “LCMD”, and in consideration of Contracted Consultant’s consulting relationship with the Company and Contracted Consultant’s receipt of compensation now and hereafter paid to Contracted Consultant by the Company, the Company and Contracted Consultant agree to the following.

1.           Duties.

a.           General. The Corporation hereby agrees to obtain the services of Richard Kent Riddle, and Contracted Consultant hereby agrees to provide services for the Corporation, on the terms and conditions hereinafter set forth.

b.           Contracted Consultant’s Duties. Commensurate with his/her background, education, experience and professional standing, Richard Kent Riddle shall assume the responsibilities and perform the duties normally incident to the position of Chief Technology Officer and Director of Business Development of the Corporation with regard to the duties enumerated below. Contracted Consultant shall devote no less than ten (40) working hours per week of his time, attention, energy, and skill to the business of the Corporation.

2.           Term and Termination. Contracted Consultant shall serve as a Contracted Consultant to the Company for a period commencing on November 1st, 2011, and continuing until terminated according to the provisions of this Agreement. Either party may terminate the relevant portions of this Agreement relating to the Contracted Consultant’s consulting duties at any time, with or without reason, provided that they provide the other with at least 120 days’ advance written notice.

3.           Compensation.

a.           Contracted Consultant’s Fee. Contracted Consultant’s fee for performance shall be as follows:

i.	Cash Compensation. US$2,500 for the month of November 2011, paid on the 15th day of the month, at a bank location to be designated by Richard Kent Riddle.

ii.	Cash Compensation. Compensation shall be commensurate with the following schedule:

December 1st to June 30, 2012: US$3,000 per month

July 1st 2012 and forward: US$6,000 per month.

iii.	Additional Cash Compensation increases and participation in the LCMD Stock Option Program at the discretion of the Executive Director

Termination of Contract By The Company For Cause. For the purposes of this Agreement, the Company shall be entitled to terminate Contracting Consultant for “cause” or “with cause” for the following reasons:

(a)          Because of his fraud, and misappropriation, embezzlement, or the like.

(b)          Because of his willful and continued failure to perform his material duties with respect to this Agreement which continues beyond 15 days after a written demand for substantial performance is delivered to the Contracting Consultant by the Company (the “Cured Period”);

(c)          His engaging in willful or intentional conduct that causes material and demonstrable injury, monetary or otherwise, to the Company;

(d)          His commission of any indictable felony offense;

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(e)          His material breach of this Agreement including, without limitation, engaging in any action in breach of the restriction on competitive activities in Section 10 herein which continues beyond the Cure Period (to the extent that, in the Company’s reasonable judgment, such breach can be cured).

(f)           If the Company shall terminate its business due to unprofitability or any other reason.

In the event of Contracting Consultant’s termination by the Company for cause, then contracting consultant will not receive any payments after termination as described in Section 3(b) of this Agreement.

4.           Expenses. The Corporation shall reimburse Contracted Consultant for his/her normal and reasonable expenses incurred for travel, entertainment and similar items in promoting and carrying out the business of the Corporation in accordance with the Corporation’s general policy as adopted by the Corporation’s management from time to time. As a condition of reimbursement, Contracted Consultant agrees to provide the Corporation with copies of all available invoices and receipts, and otherwise account to the Corporation in sufficient detail to allow the Corporation to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made on a monthly, or more frequent, basis. Contracted Consultant shall obtain pre-approval for any expenditure above US$1,000.

5.           At-Will Relationship. Contracted Consultant understands and acknowledges that, with respect to the relevant portions of this Agreement relating to the Contracted Consultant’s consulting duties, Contracted Consultant’s Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either Contracted Consultant or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability except as those provided for under “Term and Termination” above.

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6.           Confidential Information.

a.           Company Information. Contracted Consultant agrees at all times during the term of his/her Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors or Chief Executive Officer of the Company, any Confidential Information of the Company which he/she obtains or creates. Contracted Consultant further agrees not to make copies of such Confidential Information except as authorized by the Company. The Contracted Consultant understands that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom Contracted Consultant called or with whom Contracted Consultant became acquainted during the Relationship), prices and costs, markets,, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering,, marketing, licenses, finances, budgets or other business information disclosed to Contracted Consultant by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by Contracted Consultant during the period of the Relationship, whether or not during working hours. Contracted Consultant understands that “Confidential Information” includes, but is not limited to, information pertaining to any aspects of the Company’s business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise Contracted Consultant further understands that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of Contracted Consultant or of others who were under confidentiality obligations as to the item or items involved.

b.           Former Information. Contracted Consultant represents that his/her performance of all terms of this Agreement as an Contracted Consultant or Contracted Consultant of the Company have not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Contracted Consultant in confidence or trust prior or subsequent to the commencement of Contracted Consultant’s Relationship with the Company, and Contracted Consultant will not disclose to the Company, or induce the Company to use any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

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7.           Inventions.

a.            Inventions Retained and Licensed. Contracted Consultant has attached hereto, as Exhibit A a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by him/her prior to the commencement of the Relationship (collectively referred to as “Prior Inventions”), which belong solely to Contracted Consultant or belongs to Contracted Consultants jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Contracted Consultant represents that there are no such Prior Inventions. If in the course of Contracted Consultant’s Relationship with the Company, Contracted Consultant incorporates into a Company product, process or machine a Prior Invention owned by him/her or in which he/she has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of; use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

b.           Assignment of Inventions and Copyrights. Contracted Consultant agrees that he/she will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all Contracted Consultant’s right, title and interest throughout the world in and to any and all inventions, original works of authorship, graphics, icons, logos, layouts, such other works of art, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, relating to LCMD business, which Contracted Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which Contracted Consultant is employed by or a Contracted Consultant of the Company (collectively referred to as “Inventions”). Contracted Consultant further acknowledges that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by Contracted Consultant (solely or jointly with others) within the scope of LCMD business and during the period of Contracted Consultant’s Relationship with the Company are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by Contracted Consultant’s salary and any stock options or by such amounts paid to Contracted Consultant under any applicable consulting agreement or consulting arrangements, unless regulated otherwise by the mandatory law of the state of California.

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c.           Maintenance of Records. Contracted Consultant agrees to keep and maintain adequate and current written records of all inventions made by Contracted Consultant (solely or jointly with others) during the term of Contracted Consultant’s Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. Contracted Consultant agrees not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business.

d.           Patent and Copyright Rights. Contracted Consultant agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Contracted Consultant further agrees that his/her obligation to execute or cause to be executed, when it is in his/her power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of Contracted Consultant’s mental or physical incapacity or unavailability or for any other reason to secure his/her signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Contracted Consultant hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as his/her agent and attorney in fact for the sole purpose of acting for and in Contracted Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by Contracted Consultant. Contracted Consultant hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which Contracted Consultant now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

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8.           Returning Company Documents.

Special Techniques. It is hereby agreed that the Corporation has developed or acquired certain products, technology, unique or special methods, manufacturing and assembly processes and techniques, trade secrets, special written marketing plans and special customer arrangements, and other proprietary rights and confidential information and shall during the term of service continue to develop, compile and acquire said items (all hereinafter collectively referred to as the “Corporation’s Property”). It is expected that Contracted Consultant will gain knowledge of and utilize the Corporation’s Property during the course and scope of his/her service with the Corporation, and will be in a position of trust with respect to the Corporation’s Property. Contracted Consultant agrees that, at the time of termination of his/her Relationship with the Company, Contracted Consultant will deliver to the Company (and will not keep in his/her possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by Contracted Consultant pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. Except that Contracted Consultant may retain a copy of all documents created by Contracted Consultant, whether in writing or in electronic format, for archival purposes.

9.           Confidentiality and Competitive Activities.

a.           Trust. Contracted Consultant agrees that during his/her term of service he/she is in a position of special trust and confidence and has access to confidential and proprietary information about the Corporation’s business and plans. Such duty of confidentiality shall survive the termination of this Agreement for a period of three (3) years after such termination.

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b.           Competitive Activities. During the term of this Agreement, Contracted Consultant agrees that he/she will not directly or indirectly, either as an advisor, agent, principal, stockholder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business that is in competition with the Corporation in its business related to the development and marketing of patent, trademark, and litigation docketing and filing systems. Notwithstanding anything in the foregoing to the contrary, (i) Contracted Consultant remains free to perform his/her duties while employed at his/her current place of employment in any manner that he/she in his/her reasonable good faith judgment sees fit and ii) Contracted Consultant shall be allowed to invest as a shareholder in publicly traded companies, or through an investment pool.

10.         Solicitation of Employees/Contracted Consultants and Other Parties.

Contracted Consultant agrees that during the term of his/her Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of his/her Relationship with the Company for any reason, whether with or without cause, Contracted Consultant shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s Contracted Consultants or Employees to terminate their relationship with the Company, or take away such Contracted Consultants or Employees, or attempt to solicit, induce, recruit, encourage or take away Contracted Consultants or employees of the Company, either for him/herself or for any other person or entity with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of Contracted Consultant’s Relationship with the Company.

Further, for a period of twenty- four (24) months following termination of Contracted Consultant’s Relationship with the Company for any reason, with or without cause, Contracted Consultant shall not solicit any licensor to or customer of the Company or licensee of the Company’s products, in each case, that are known to him/her, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of Contracted Consultant’s Relationship with the Company.

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11.          General Provisions.

a.           Governing Law. The validity, interpretation construction and performance of this Agreement shall be governed by the laws of Hong Kong without giving effect to the principles of conflict of laws.

b.           Entire Agreement. This Agreement sets forth the entire understanding between the Company and Contracted Consultant relating to the Subject matter herein and merges all agreements and or discussions between them. No modification, recession, or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in Writing signed by the Party to be charged. Any subsequent change or changes in Contracted Consultant’s duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

c.           No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision or any other provision.

d.           Personal Services. It is understood that the services to be performed by Contracted Consultant hereunder are personal in nature and the obligations to perform such services and Contracted Consultant cannot assign the conditions and covenants of this Agreement. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Corporation.

e.           Severability. If one or more of the provisions in this Agreement is deemed void by law, then the remaining provisions will continue in full force and effect.

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f.            Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

g.           Merger, Transfer of Assets, or Dissolution of the Corporation. This Agreement shall not be terminated by any dissolution of the Corporation resulting from either merger or consolidation in which the Corporation is not the consolidated or surviving corporation or a transfer of all or substantially all of the assets of the Corporation. In such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting corporation or to the transferee of the assets.

h.           Successors and Assigns. This Agreement will be binding upon Contracted Consultant’s heirs, executors, administrators and other legal representatives and will be for the benefit of the any, its successors, and its assigns.

i.            Survival. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

j.            ADVICE OF COUNSEL. CONTRACTED CONSULTANT ACKOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, CONTRACTED CONSULTANT HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND CONTRACTED CONSULTANT HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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The parties have executed this Agreement on the respective dates set forth here:

COMPANY:		CONTRACTED CONSULTANT:

Life Care Medical Devices Limited		Richard Kent Riddle

/s/		/s/
Signature		Signature

By:	Glenn S. Foley	By:	Richard Kent Riddle
Title:	Executive Director	Title:	Contracted Consultant

Date:		Date: